Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES FIRST FISCAL QUARTER FINANCIAL RESULTS

—  Net Sales Increased 31.5%  —

—  EPS Grew 22.3% to $0.38 on an Adjusted Diluted Basis   —

—  Mattress Firm Named Largest and Fastest Growing Bedding Specialty Retailer by Furniture Today —

—  Reaffirms Financial Guidance for Fiscal Year 2013  —

HOUSTON, June 4, 2013 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (“the Company”) (NASDAQ: MFRM) today announced its financial results for the first fiscal quarter (13 weeks) ended April 30, 2013.  Net sales for the first fiscal quarter increased 31.5% to $276.0 million, reflecting incremental sales from new and acquired stores, offset by a comparable-store sales decline of 5.2%. The Company reported first fiscal quarter earnings per diluted share (“EPS”) on a generally accepted accounting principles (“GAAP”) basis of $0.35, and EPS on a non-GAAP adjusted basis, excluding acquisition-related and ERP system implementation costs (“Adjusted”), of $0.38.  Diluted EPS on a GAAP basis and Adjusted basis are reconciled in the table below:

First Fiscal Quarter Reconciliation of GAAP to Adjusted EPS
See “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for Notes

	Thirteen Weeks Ended
	May 1, 2012	April 30, 2013
GAAP EPS	$0.29	$0.35
Acquisition-related costs (1)	0.02	0.01
ERP system implementation costs (2)	—	0.02
Adjusted EPS	$0.31	$0.38

“As the leading bedding specialty retailer in the country, we continued to achieve strong results in the first quarter, evidenced by our 31.5% revenue growth over the prior year, despite the challenging industry consumer traffic and average unit price trends that we previously referenced,” stated Steve Stagner, Mattress Firm’s president and chief executive officer.  “With the opening of 46 new stores during the first quarter, we are well on our way to reaching our goal of opening more than 100 new stores for the third consecutive year and growing our company-operated store base above 1,100 during 2013. We are pleased with the ongoing sales and operating margin growth in the acquired Mattress Giant stores and that comparable-store sales growth turned positive in May now that those stores are included in our comparable-store sales results.  As we look ahead, we are excited by the new and innovative products now on our floors supported with national advertising and anticipate consistent sales and profitability growth over the remainder of 2013.”

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

First Quarter Financial Summary

•                  Net sales for the first fiscal quarter increased 31.5% to $276.0 million, reflecting incremental sales from new and acquired stores, offset by a comparable-store sales decline of 5.2%.

•                  Opened 46 new stores and closed 7 stores bringing the total number of Company-operated stores to 1,096 as of the end of the fiscal quarter.

•                  Income from operations was $22.5 million. Excluding $1.3 million of acquisition-related costs and ERP system implementation costs, Adjusted income from operations was $23.8 million, representing an increase of $4.7 million, or 24.3%, over Adjusted income from operations for the comparable prior year period.  Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for a reconciliation of income from operations to Adjusted income from operations and other information.

•                  Adjusted operating margin decreased 50 basis points to 8.6% of net sales as compared to 9.1% in the same quarter of fiscal 2012, and consisted of a 140 basis-point decrease in gross margin, a 30 basis-point improvement in sales and marketing expense leverage, an 80 basis-point improvement in general and administrative expense leverage and an aggregate 20 basis-point operating margin decline in other categories.

•                  Net income was $12.0 million and GAAP EPS was $0.35.  Excluding $0.8 million, net of income taxes, of acquisition-related and ERP system implementation costs, Adjusted net income was $12.8 million and Adjusted EPS was $0.38, an increase of 22.3% over Adjusted EPS for the comparable prior year period.  Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” for a reconciliation of net income and GAAP EPS to Adjusted net income and Adjusted EPS, respectively, and other information.

Acquisitions

With respect to the acquisitions of former Mattress Giant stores in November 2011 and May 2012, the rebranding of the acquired stores was substantially complete by the end of fiscal 2012.  The per store sales results of those stores for the months since the date of rebranding and for one year thereafter are demonstrated by the charts below:

Liquidity and Capital Resources

The Company had cash and cash equivalents of $1.6 million at the end of the first fiscal quarter.  Net cash provided by operating activities was $16.0 million for the first fiscal quarter. As of April 30, 2013, there was $8.0 million of borrowings under the revolving portion of the 2012 Senior Credit Facility (as defined in the Company’s filings with the SEC) and approximately $1.4 million in outstanding letters of credit, with additional borrowing capacity of $90.6 million.

Financial Guidance

The Company is reaffirming its guidance for the fiscal year (52 weeks) ending January 28, 2014 (“fiscal year 2013”), which was originally issued in March 2013.

Full Fiscal Year Ending January 28, 2014	Range
Net sales (in billions)	$1.237 to $1.250
New stores	110 to 120
Net store unit increase	90 to 95
GAAP EPS	$1.81 to $1.89
Acquisition-related costs per share	$0.01
ERP system implementation costs per share	$0.07 to $0.09
Adjusted EPS	$1.90 to $1.98
Comparable-store sales growth	low single digit

Call Information

A conference call to discuss first fiscal quarter results is scheduled for today, June 4, 2013, at 5:00 p.m. Eastern Time. The call will be hosted by Steve Stagner, president and chief executive officer, and Jim Black, chief financial officer.

The conference call will be accessible by telephone and the internet.  To access the call, participants from within the U.S. may dial (877) 407-3982, and participants from outside the U.S. may dial (201) 493-6780.  Participants may also access the call via live webcast by visiting the Company’s investor relations web site at http://www.mattressfirm.com.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on June 4, 2013 through midnight Eastern Time on June 18, 2013.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 414720.  The archive of the webcast will be available on the Company’s web site for a limited time.

Net Sales and Store Unit Information

The components of the net sales increase for the thirteen weeks ended April 30, 2013 as compared to the corresponding prior year period were as follows (in millions):

Increase (Decrease) in Net Sales
Comparable-store sales	$(10.8)
New stores	28.9
Acquired stores	50.3
Closed stores	(2.2)
$66.2

The composition of net sales by major category of product and services were as follows (in millions):

	Thirteen Weeks Ended
	May 1,	% of	April 30,	% of
	2012	Total	2013	Total
Specialty mattresses	$106.3	50.7%	$129.8	47.0%
Conventional mattresses	85.5	40.7%	121.6	44.0%
Furniture and accessories	14.0	6.7%	19.2	7.0%
Total product sales	205.8	98.1%	270.6	98.0%
Delivery service revenues	4.0	1.9%	5.4	2.0%
Total net sales	$209.8	100.0%	$276.0	100.0%

Prior-year components of the Company’s net sales have been reallocated between specialty mattresses and conventional mattresses to be consistent with current-year presentation.

The activity with respect to the number of Company-operated store units was as follows:

Thirteen Weeks
Ended
April 30, 2013
Store units, beginning of period	1,057
New stores	46
Closed stores	(7)
Store units, end of period	1,096

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, GAAP and Adjusted EPS and net store unit change for fiscal year 2013, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2013 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before income tax expense, interest income, interest expense, depreciation and amortization (“EBITDA”), without giving effect to non-cash goodwill and intangible asset impairment charges, gains or losses on store closings and impairment of store assets, gains or losses related to the early extinguishment of debt, financial sponsor fees and expenses, non-cash charges related to stock based awards and other items that are excluded by management in reviewing the results of operations. We have presented Adjusted EBITDA because we believe that the exclusion of these items is appropriate to provide additional information to investors about our ongoing operating performance excluding certain non-cash and other items and to provide additional information with respect to our ability to comply with various covenants in documents governing our indebtedness and as a means to evaluate our period-to-period results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our ongoing operations. Management also uses Adjusted EBITDA to determine executive incentive compensation payment levels. In addition, our compliance with certain covenants under the credit agreement between our indirect wholly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger, bookrunner, and a lender, are calculated based on similar measures and differ from Adjusted EBITDA primarily by the inclusion of pro forma results for acquired businesses in those similar measures. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The following table contains a reconciliation of our net income determined in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Thirteen Weeks Ended
	May 1,	April 30,
	2012	2013
Net income	$9,736	$12,009
Income tax expense	6,162	7,674
Interest income	(1)	(2)
Interest expense	2,075	2,849
Depreciation and amortization	4,704	6,210
Intangible assets and other amortization	580	541
EBITDA	23,256	29,281
Loss on store closings and impairment of store assets	17	261
Financial sponsor fees and expenses	—	12
Stock-based compensation	509	887
Vendor new store funds (a)	383	887
Acquisition-related costs (b)	1,179	326
Other (c)	69	569
Adjusted EBITDA	$25,413	$32,223

(a)                                 We receive cash payments from certain vendors for each new incremental store that we open (“new store funds”). New store funds are initially recorded in other noncurrent liabilities when received and are then amortized as a reduction of cost of sales over 36 months in our financial statements. Historically, we have considered new store funds as a component of Adjusted EBITDA when received since new store funds are included in cash provided from operations. The adjustment includes the amount of new store funds received during the period presented and eliminates the non-cash reduction in cost of sales included in our results of operations.

(b)                                 Reflects both non-cash effects included in net income related to acquisition accounting adjustments made to inventories and other acquisition-related cash costs included in net income, such as direct acquisition costs and costs related to integration of acquired businesses.

(c)                                  Consists of various items that management excludes in reviewing the results of operations, including $0.7 million of ERP system implementation costs incurred during the thirteen weeks ended April 30, 2013.

Adjusted EPS and the other “Adjusted” data provided in this press release are also considered non-GAAP financial measures.  We report our financial results in accordance with GAAP; however, management believes evaluating our ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures to facilitate year-over-year comparisons. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be effective indicators, for both management and investors, of our financial performance over time. Our management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  For more information, please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” below.

MATTRESS FIRM HOLDING CORP.

Consolidated Balance Sheets

(In thousands, except share amounts)

	January 29,	April 30,
	2013	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,556	$1,645
Accounts receivable, net	26,246	30,831
Inventories	63,228	71,738
Deferred income tax asset	3,710	3,755
Prepaid expenses and other current assets	18,855	19,897
Total current assets	126,595	127,866
Property and equipment, net	144,612	152,711
Intangible assets, net	82,479	82,345
Goodwill	358,978	358,671
Debt issue costs and other, net	12,015	11,778
Total assets	$724,679	$733,371

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$33,930	$31,505
Accounts payable	64,642	74,708
Accrued liabilities	41,106	35,685
Customer deposits	8,012	8,733
Total current liabilities	147,690	150,631
Long-term debt, net of current maturities	219,069	206,061
Deferred income tax liability	26,800	27,527
Other noncurrent liabilities	63,624	67,782
Total liabilities	457,183	452,001

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 120,000,000 shares authorized; 33,795,630 and 33,844,140 shares issued and outstanding at January 29, 2013 and April 30, 2013, respectively	338	338
Additional paid-in capital	365,083	366,948
Accumulated deficit	(97,925)	(85,916)
Total stockholders’ equity	267,496	281,370
Total liabilities and stockholders’ equity	$724,679	$733,371

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	May 1,	% of	April 30,	% of
	2012	Sales	2013	Sales
Net sales	$209,814	100%	$275,957	100%
Cost of sales	127,272	60.7%	171,515	62.2%
Gross profit from retail operations	82,542	39.3%	104,442	37.8%
Franchise fees and royalty income	1,205	0.6%	1,249	0.5%
	83,747	39.9%	105,691	38.3%
Operating expenses:
Sales and marketing expenses	49,128	23.4%	63,731	23.1%
General and administrative expenses	16,630	7.9%	19,169	6.9%
Loss on store closings and impairment of store assets	17	0.0%	261	0.1%
Total operating expenses	65,775	31.3%	83,161	30.1%
Income from operations	17,972	8.6%	22,530	8.2%
Other expense (income):
Interest income	(1)	0.0%	(2)	0.0%
Interest expense	2,075	1.0%	2,849	1.1%
	2,074	1.0%	2,847	1.1%
Income before income taxes	15,898	7.6%	19,683	7.1%
Income tax expense	6,162	2.8%	7,674	2.7%
Net income	$9,736	4.6%	$12,009	4.4%

Basic net income per common share	$0.29		$0.36
Diluted net income per common share	$0.29		$0.35

Reconciliation of weighted-average shares outstanding:
Basic weighted average shares outstanding	33,768,828		33,812,123
Effect of dilutive securities:
Stock options	156,385		116,396
Restricted shares	710		24,165
Diluted weighted average shares outstanding	33,925,923		33,952,684

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	May 1,	April 30,
	2012	2013
Cash flows from operating activities:
Net income	$9,736	$12,009
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	4,704	6,210
Loan fee and other amortization	586	503
Deferred income tax expense	2,293	712
Stock-based compensation	509	887
Loss on store closings and impairment of store assets	17	261
Effects of changes in operating assets and liabilities:
Accounts receivable	3,212	(4,585)
Inventories	(6,018)	(8,510)
Prepaid expenses and other current assets	(864)	(1,042)
Other assets	(151)	187
Accounts payable	1,113	10,066
Accrued liabilities	118	(5,421)
Customer deposits	551	721
Other noncurrent liabilities	2,324	3,965
Net cash provided by operating activities	18,130	15,963
Cash flows from investing activities:
Purchases of property and equipment	(13,854)	(14,377)
Net cash used in investing activities	(13,854)	(14,377)
Cash flows from financing activities:
Proceeds from issuance of debt	—	3,000
Principal payments of debt	(600)	(18,476)
Proceeds from exercise of common stock options	—	862
Excess tax benefits associated with stock-based awards	—	117
Net cash used in financing activities	(600)	(14,497)
Net increase (decrease) in cash and cash equivalents	3,676	(12,911)
Cash and cash equivalents, beginning of period	47,946	14,556
Cash and cash equivalents, end of period	$51,622	$1,645

MATTRESS FIRM HOLDING CORP.

Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended
	May 1, 2012					April 30, 2013
	Income	Income		Diluted		Income	Income		Diluted
	From	Before Income	Net	Weighted	Diluted	From	Before Income	Net	Weighted	Diluted
	Operations	Taxes	Income	Shares	EPS	Operations	Taxes	Income	Shares	EPS
As Reported	$17,972	$15,898	$9,736	33,925,923	$0.29	$22,530	$19,683	$12,009	33,952,684	$0.35
% of sales	8.6%	7.6%	4.6%			8.2%	7.1%	4.4%
Acquisition-related costs (1)	1,179	1,179	722		0.02	326	326	201		0.01
ERP system implementation costs (2)	—	—	—		—	951	951	584		0.02
Total adjustments	1,179	1,179	722	—	0.02	1,277	1,277	785	—	0.03
As Adjusted	$19,151	$17,077	$10,458	33,925,923	$0.31	$23,807	$20,960	$12,794	33,952,684	$0.38
% of sales	9.1%	8.1%	5.0%			8.6%	7.6%	4.6%

(1) On May 2, 2012, we acquired all of the equity interests of MGHC Holding Corporation (“Mattress Giant”), including 181 specialty retail stores. On September 25, 2012, we acquired the leasehold interests, store assets, distribution center assets and related inventories, and assumption of certain liabilities of Mattress XPress, Inc. and Mattress XPress of Georgia, Inc. (collectively, “Mattress X-Press”), including 34 mattress specialty retail stores. On December 11, 2012, we acquired the assets and operations of Factory Mattress & Water Bed Outlet of Charlotte, Inc. (“Mattress Source”), including 27 mattress specialty retail stores. Acquisition-related costs, consisting of direct transaction costs and integration costs, are included in the results of operations as incurred. During the thirteen weeks ended May 1, 2012 and April 30, 2013, we incurred approximately $1.2 million and $0.3 million of acquisition-related costs, respectively.

(2) Reflects implementation costs included in the results of operations as incurred, consisting primarily of training-related costs,  related to the roll-out of the Microsoft Dynamics AX for Retail Enterprise Resource Planning system (“ERP system”). During the thirteen weeks ended April 30, 2013, we incurred approximately $1.0 million of ERP system implementation costs.

Our “As Adjusted” data is considered a non-U.S. GAAP financial measure and is not in accordance with, or preferable to, “As Reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

About Mattress Firm

Houston-based Mattress Firm is a high growth specialty retailer, recognized as the nation’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,200 company-operated and franchisee stores across 29 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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